UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 30, 2017

AIRBORNE WIRELESS NETWORK
(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

333-179079	27-4453740
Commission File Number	(I.R.S. Employer Identification No.)

4115 Guardian Street, Suite C
Simi Valley, California	93063
(Address of Principal Executive Offices)	(Zip Code)

(805) 583-4302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2017, Airborne Wireless Network (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with each of its current directors and executive officers. The Company believes that the Indemnification Agreements are necessary to attract and retain qualified persons as directors and officers.

The Indemnification Agreement provides, among other things, that the Company will indemnify each such director and executive officer (the “Indemnitee”) to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any proceeding (including a proceeding by or in the right of the Company to procure a judgment in its favor) against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. In addition, and subject to certain limitations, the Indemnification Agreement requires the Company to advance expenses incurred by or on behalf of the indemnitee in connection with any proceeding and the reimbursement to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

The Indemnification Agreement is not exclusive of any other rights to indemnification or advancement of expenses to which Indemnitee may be entitled, including any rights arising under the applicable law of the State of Nevada, the Company’s Amended and Restated Articles of Incorporation or Bylaws, a vote of stockholders or a resolution of disinterested directors or otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2017, the Board of Directors (the “Board”) of the Company approved, and on July 31, 2017 the shareholders of the Company approved, the Airborne Wireless Network 2017 Stock Option Plan (the “2017 Plan”).

The 2017 Plan permits the Company to issue up to 5,000,000 shares of Common Stock upon exercise of options granted to selected employees, directors, consultants and advisers. The options may be either “incentive stock options” (as such term is defined in the Internal Revenue Code of 1986) or options that are not intended to qualify as “incentive stock options” (these are referred to as “non-qualified options”). Incentive stock options may be granted only to employees.

The 2017 Plan is administered by the Board or, at the discretion of the Board, a Board committee. The administrator determines who will receive options and the terms of the options, including the exercise price, expiration date, vesting and the number of shares.

The exercise price of each stock option may not be less than the fair market value of the Common Stock on the date of grant, although the exercise price of any incentive stock option granted to a 10% Shareholder may not be less than 110% of the fair market value on the grant date. Options may be exercisable (“vest”) immediately or in increments based on time and/or performance criteria as determined by the administrator.

The term of any option may not exceed 10 years (five years for any incentive stock option granted to a 10% shareholder), and unless otherwise determined by the administrator, each option must terminate no later than three months after the termination of the optionee’s employment (one year in the event of death or disability).

Subject to a few minor exceptions, options may not be transferred other than by will or by the laws of descent and distribution.

The 2017 Plan will expire on December 31, 2026.

No options have been granted under the 2017 Plan.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company amended and restated its Articles of Incorporation effective July 31, 2017 (the “Amended Articles”). The amendments were approved by the Board and the shareholders.

The Amended Articles amend and restate in their entirety the Company’s existing Articles of Incorporation (including the amendments thereto on September 21, 2011, December 18, 2013 and May 19, 2016) to, among other things: (i) increase the number of authorized shares of Common Stock from 200,000,000 shares to 350,000,000 shares; (ii) authorize 10,000,000 shares of “blank check” preferred stock; (iii) confer upon the Board the power to adopt, amend, alter or repeal the Bylaws of the Company; (iv) opt out of Nevada Revised Statutes § 78.378 to § 78.3793, inclusive, which contains provisions governing the acquisition of a controlling interest in certain Nevada corporations and generally provide that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights; (v) opt out of Nevada Revised Statutes § 78.411 to § 78.444, inclusive, which contains provisions prohibiting certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder,” unless approved by the corporation’s board of directors; and (vi) require that special meetings of stockholders for any purpose or purposes to be called only by the Board, the chairperson of the Board, the Company’s chief executive officer or, in the absence of a chief executive officer, the Company’s president, subject to the rights any preferred stock then outstanding.

The foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Articles, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On July 30, 2017, the Board also approved and adopted Amended and Restated Bylaws (the “Amended Bylaws”) of the Company, effective immediately.

The Amended Bylaws amend and restate the Company’s former bylaws in their entirety to, among other things: (i) require the nomination of persons for election to the Board and the proposal of business to be transacted by the stockholders to only be made at an annual meeting of stockholders (x) pursuant to the Company’s notice of such meeting; (y) by or at the direction of the Board; or (z) by any stockholder of record at the time of the giving of the notice required in Section 1(c) of the Amended Bylaws who is entitled to vote at the meeting and who has complied with the notice procedures set forth in Section 1 of the Amended Bylaws; (ii) allow special meetings of stockholders to be called only by the Board, the chairperson of the Board, the Company’s chief executive officer or, in the absence of a chief executive officer, the Company’s president; (iii) allow any action which may be taken by the vote of stockholders at a meeting to be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the outstanding voting shares of the Company; (iv) add a new Article VIII, entitled “Indemnification of Directors and Officers,” which sets forth the extent and scope of indemnification of the Company’s directors and officers; and (v) replace, update and amend Article V, Section 3 of the former bylaws, entitled “Amendments” by Article IX of the Amended Bylaws. Article IX of the Amended Bylaws provides that the Board may amend or repeal the bylaws unless (x) the Company’s articles of incorporation or the NRS reserves the power to do so exclusively to the stockholders, in whole or in part; or (y) the stockholders, in adopting, amending or repealing a particular bylaw, provide expressly that the Board may not amend or repeal that bylaw, or (z) the bylaw either establishes, amends or deletes a “supermajority” stockholder quorum or voting requirement. Article IX of the Amended Bylaws further provides that the stockholders of the corporation, but only if specifically authorized to do so by the corporation’s articles of incorporation, may adopt, amend or delete a bylaw which fixes a “supermajority” quorum or “supermajority” voting requirement.

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Item 9.01 Financial Statements And Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, effective as of July 31, 2017.
3.2	Amended and Restated Bylaws effective as of July 30, 2017.
10.1	Form of Indemnification Agreement for Directors and Officers
10.2	2017 Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: August 1, 2017	By:	/s/ Michael J. Warren
Michael J. Warren, Chief Executive Officer

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